Exhibit 10(ww)

October 12, 2012
Board of Directors
NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, FL 33408

Re: 409A Amendment to Amended and Restated Employment Letter

Ladies and Gentlemen:

I am writing to you in connection with an amendment, to be effective on the date hereof, to the Amended and Restated Employment Letter dated December 10, 2009 and amended as of March 16, 2012 (the “Employment Letter”) between me and NextEra Energy, Inc. (the “Corporation”). This letter agreement shall be referred to as the “409A Amendment.” Capitalized terms not specifically defined in this 409A Amendment shall have the meaning set forth in the Employment Letter.

In accordance with Section 4.e.(ii) of the Employment Letter, which provides that the Employment Letter shall be subject to amendment in such manner as the Corporation and I shall reasonably deem necessary or appropriate to effect compliance with Section 409A and the regulations thereunder, and Section 15 thereof, which requires an amendment to the Employment Letter to be set forth in a writing, the Employment Letter is hereby amended by adding the following sentence at the end of Section 10 thereof:

“If you are able to time the delivery of the release of claims described in this Section 10 such that payments that are treated as deferred compensation under Section 409A either would be paid in the then current calendar year or the calendar year following your termination of employment, then, notwithstanding any contrary provision of this Letter Agreement, the affected payments instead shall automatically and mandatorily be paid in the calendar year following the calendar year in which your termination of employment occurs.”

Except as expressly amended hereby, the Employment Letter in effect immediately before the effective date of this 409A Amendment will remain in full force and effect in accordance with its terms. References to the Employment Letter in the letter agreement dated March 16, 2012 between me and the Corporation will mean the Employment Letter as amended by this 409A Amendment.

This 409A Amendment will be governed by and construed and enforced in accordance with the law of the State of Florida, without reference to rules relating to conflicts of law.

Very truly yours,		Accepted and Agreed:

NEXTERA ENERGY, INC.

LEWIS HAY, III
Lewis Hay, III	By:	J. BRIAN FERGUSON
J. Brian Ferguson
Chairman, Compensation Committee